UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2017

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Gregg Ribatt

On February 23, 2017, the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”) agreed with Gregg Ribatt, the Company’s current Chief Executive Officer, that he will cease his service as Chief Executive Officer effective June 1, 2017. Mr. Ribatt will be entitled to the payments outlined in Section 5 of his December 15, 2014 offer letter with the Company. Mr. Ribatt is expected to remain a member of the Board through the remainder of his term, which will expire at the Company’s 2018 annual meeting of stockholders. In addition, in connection with his departure, Mr. Ribatt and the Company agreed that he will forfeit his sign-on performance-vesting restricted stock unit award and any of his outstanding time-vesting restricted stock unit awards will continue to vest through June 1, 2018. Mr. Ribatt will also provide consulting services to the Company through June 1, 2018 for an annual payment of $200,000.

Appointment of Andrew Rees as Chief Executive Officer

On February 23, 2017, the Board  appointed Andrew Rees, the Company’s current President, as President and Chief Executive Officer of the Company effective June 1, 2017. Biographical information regarding Mr. Rees is contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2016 and incorporated herein. The May 13, 2014 offer letter between the Company and Mr. Rees will remain in effect, except that Mr. Rees’ annual salary will be increased to $950,000 and his annual incentive target shall be increased to 115% of his annual salary. In addition, the value of Mr. Rees’ long term annual incentive target for 2017 will be $1.8 million and he will be granted a one- time award of options to purchase 200,000 shares of common stock, vesting ratably on each of the first three anniversaries of the effective date of his new appointment.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement dated February 27, 2017, between Crocs, Inc. and Gregg Ribatt.

10.2	Supplement to Offer Letter dated February 23, 2017, between Crocs, Inc. and Andrew Rees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: March 1, 2017	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated February 27, 2017, between Crocs, Inc. and Gregg Ribatt.

10.2	Supplement to Offer Letter dated February 23, 2017, between Crocs, Inc. and Andrew Rees.